Exhibit 21.1
Subsidiaries of the Registrant

Company Name	Country
BLUE BUFFALO COMPANY, LTD.	United States
BLUE BUFFALO ENTERPRISES, INC.	United States
C.P.D. CEREAL PARTNERS DEUTSCHLAND GmbH & Co. oHG	Germany
C.P.W. HELLAS BREAKFAST CEREALS SOCIETE ANONYME	Greece
CPW MEXICO S. de R.L. de C.V.	Mexico
CEREAL ASSOCIADOS PORTUGAL, A.E.I.E.	Portugal
CEREAL PARTNERS (MALAYSIA) SDN. BHD.	Malaysia
CEREAL PARTNERS AUSTRALIA PTY LIMITED	Australia
CEREAL PARTNERS ESPANA, A.E.I.E.	Spain
CEREAL PARTNERS FRANCE, SNC	France
CEREAL PARTNERS GIDA TICARET LIMITED SIRKETI	Turkey
CEREAL PARTNERS MEXICO, S.A. DE C.V.	Mexico
CEREAL PARTNERS POLAND TORUN-PACIFIC Sp. z.o.o.	Poland
CEREAL PARTNERS RUS LLC	Russian Federation
CEREAL PARTNERS U.K.	United Kingdom
CEREALES C.P.W. CHILE LIMITADA (SRL)	Chile
CP MIDDLE EAST FZCO	United Arab Emirates
CPW AMA DWC—LLC	United Arab Emirates
CPW BRASIL LTDA.	Brazil
CPW HONG KONG LIMITED	Hong Kong
CPW OPERATIONS S.A.R.L.	Switzerland
CPW PHILIPPINES, INC.	Philippines
CPW S.A.	Switzerland
GCOM ENTERPRISES, INC.	United States
GENERAL MILLS AUSTRALIA PTY LTD	Australia
GENERAL MILLS CANADA CORPORATION	Canada
GENERAL MILLS FRANCE SAS	France
GENERAL MILLS INTERNATIONAL BUSINESSES THREE INC.	United States
GENERAL MILLS INTERNATIONAL BUSINESSES FOUR LLC	United States
GENERAL MILLS INTERNATIONAL SÀRL	Switzerland
GENERAL MILLS MARKETING, INC.	United States
GENERAL MILLS OPERATIONS, LLC	United States
GENERAL MILLS SALES, INC.	United States
GENERAL MILLS SERVICES, INC.	United States
GENERAL MILLS UK LIMITED	United Kingdom
HAAGEN-DAZS JAPAN, INC.	Japan
HAAGEN-DAZS KOREA CO., LTD.	Korea, Republic of

HAAGEN-DAZS NEDERLAND B.V.	Netherlands
THE PILLSBURY COMPANY, LLC	United States